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                                                                   Exhibit 10.36


         Amendment dated as of August 1, 1997, by and between Russian Wireless Telephone Company, Inc. f/k/a TelCom Group USA, Inc. ("TelCom") and Leon Feldan (the "Payee") to that certain Promissory Note dated February 2, 1996 of TelCom to the Payee in the aggregate principal amount of $17,500 (the "Note") and that certain Warrant dated February 2, 1996 issued by TelCom to the Payee (the "Warrant").

                                    RECITALS

         WHEREAS, TelCom issued the Note to the Payee pursuant to TelCom's private placement securities offering which closed on or about February 2, 1996 (the "Offering"); and

         WHEREAS, pursuant to the Offering, TelCom issued the Warrant to the Payee entitling the holder thereof to purchase 33,334 shares of TelCom's $.01 par value common stock at an initial exercise price of $5.75 per share; and

         WHEREAS, the Note provides, among other things, that (a) the maturity date of the Note shall be the earlier of (i) August 2, 1997 or (ii) the closing of a public financing through the sale of securities from which the Company receives gross proceeds of at least $2,000,000; and (b) an event of default will occur under the Note if the Company defaults in payment of any principal or interest on the Note on the date when the same shall become due and payable, and such default shall continue for a period of 30 days after such date; and

         WHEREAS, the Warrant provides, among other things, that if the Company does not complete an initial public offering by August 2, 1997 for any reason other than a decision not to proceed with such offering the Warrant shall automatically become null and void; and

         WHEREAS, the Company is proceeding with an initial public offering of its securities, and desires to extend the maturity of the Note in order to avoid incurring an event of default under the Note in the event that such offering is not completed within 30 days of August 2, 1997; and

         WHEREAS, the execution of this Amendment has been duly authorized by the Board of Directors of TelCom and all things necessary to make this Amendment a valid, binding and legal instrument according to its terms have been done and performed,

         NOW, THEREFORE, in consideration of the above premises, TelCom and the Payee agree as follows:

         1. The first paragraph of the Note is hereby amended and restated in its entirety as follows:

                  "FOR VALUE RECEIVED, Russian Wireless Telephone Company, Inc., a Delaware corporation formerly known as TelCom Group USA, Inc., (the "Company"), promises to pay to Leon Feldan or assigns (the "Holder")
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         the principal amount of seventeen thousand five hundred dollars
         ($17,500.00) (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with simple interest thereon at the rate of eight percent (8%) per annum calculated from February 2, 1996, at the principal office of the Company, upon the earlier of (a) October 31, 1997 or (b) the closing of a public financing through the sale of securities from which the Company receives gross proceeds of at least $2,000,000. No payments of principal and/or interest shall be due until maturity."

         2. In consideration of the Payee's agreement to extend the maturity of the Note, as aforesaid, the second sentence of the second paragraph of Section 6 of the Warrant, and all other references contained in the Warrant to the automatic cancellation, termination or expiration of the Warrant in the event that the Company does not complete an initial public offering by August 2, 1997 for any reason other than a decision not to proceed with such offering, are hereby deemed to have been deleted from the Warrant as of, and with effect from, August 1, 1997.

         3. This Amendment shall be effective as of the date first above written, provided, however, that such effectiveness shall be expressly conditioned upon TelCom's receipt of similarly executed amending agreements from the holders of not less than 51% of the aggregate principal amount of all of the notes issued by TelCom in the Offering.

         4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         5. The Note and the Warrant, as modified by the provisions of this instrument, shall continue, from and after the date hereof, in full force and effect.


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         6. This Amendment shall be construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws provisions. The parties hereto consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date first written above.

                                 Russian Wireless Telephone Company, Inc.



                                 By: _________________________________________
                                              Ronald Nathan, President



                                     _________________________________________
                                                    Leon Feldan


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